Exhibit 32.2

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert W. Kuhn, executive vice president, chief financial officer and secretary of AptarGroup, Inc., certify that (i) the Annual Report on Form 10-K of AptarGroup, Inc. for the year ended December 31, 2014 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary

February 27, 2015